REVOLVING CREDIT NOTE

$750,000.00	Dallas, Texas	November 10, 2008

FOR VALUE RECEIVED, the undersigned, ISECURETRAC CORP., a Delaware corporation (the "Maker"), hereby promises to pay to the order of CRESTPARK LP, INC. (the "Lender"), at its offices c/o Sammons Corporation, 5949 Sherry Lane, Suite 1900, Dallas, Texas 75225, or at such other location as the Lender may designate to the Maker in writing, on or prior to July 1, 2010 (the "Revolving Maturity Date"), in lawful money of the United States of America, the principal sum of SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($750,000.00) or so much thereof as may be advanced and outstanding hereunder, together with interest on the outstanding principal balance from day to day remaining as herein specified.

This Revolving Credit Note (this "Note") has been executed and delivered by the Maker pursuant to the terms of that certain Loan Agreement dated as of November 10, 2008, by and between the Maker and the Lender (as the same may be amended, supplemented, restated or modified from time to time, the "Loan Agreement") and is the Revolving Credit Note described therein. All capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement. Reference is made to the Loan Agreement for all terms and provisions affecting this Note.

The outstanding principal balance of this Note shall be due and payable on the Revolving Maturity Date. The principal hereof and interest accruing thereon shall be due and payable as provided in the Loan Agreement.

The Maker shall have the right to prepay, at any time and from time to time without premium or penalty (other than those set forth in the Loan Agreement, if any), the entire unpaid principal balance of this Note or any portion thereof in accordance with the Loan Agreement.

Notwithstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither Maker nor the sureties, guarantors, successors or assigns of the Maker shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to the Maker. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Maker and Lender shall, to the extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Rate.

Revolving Credit Note

The Maker and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, except any notice and grace periods provided in the Loan Agreement, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

If this Note is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy, probate or other court, whether before or after maturity, the undersigned agrees to pay all costs of collection, including but not limited to reasonable attorneys' fees and expenses, incurred by the holder hereof.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE IS PERFORMABLE IN DALLAS COUNTY, TEXAS.

MAKER:

ISECURETRAC CORP.,
a Delaware corporation

By:	/s/ Peter A. Michel
Name: Peter A. Michel
Title: Chief Executive Officer

Revolving Credit Note